Exhibit 10.6

COSKATA, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

August 3, 2011

TABLE OF CONTENTS

1.	Definitions		1
	1.1	“Affiliate”	1
	1.2	“Certificate of Incorporation”	2
	1.3	“Common Stock”	2
	1.4	“Damages”	2
	1.5	“Derivative Securities”	2
	1.6	“Exchange Act”	2
	1.7	“Excluded Registration”	2
	1.8	“Form S-3”	2
	1.9	“GAAP”	2
	1.10	“Holder”	3
	1.11	“Immediate Family Member”	3
	1.12	“Initiating Holders”	3
	1.13	“IPO”	3
	1.14	“New Securities”	3
	1.15	“Person”	3
	1.16	“Preferred Directors”	3
	1.17	“Preferred Stock”	3
	1.18	“Pro Rata Portion”	3
	1.19	“Register,” “registered,” and “registration”	4
	1.20	“Registrable Securities”	4
	1.21	“Registrable Securities then outstanding”	4
	1.22	“Restricted Securities”	4
	1.23	“SEC”	4
	1.24	“SEC Rule 144”	4
	1.25	“SEC Rule 145”	4
	1.26	“Securities Act”	4
	1.27	“Selling Expenses”	5
	1.28	“Total”	5

2.	Registration Rights		5
	2.1	Demand Registration	5
	2.2	Company Registration	6
	2.3	Form S-3 Registration	6
	2.4	Underwriting Requirements	7
	2.5	Obligations of the Company	9
	2.6	Furnish Information	10
	2.7	Expenses of Registration	10
	2.8	Delay of Registration	11
	2.9	Indemnification	11
	2.10	Reports Under Exchange Act	13
	2.11	Limitations on Subsequent Registration Rights	14
	2.12	“Market Stand Off” Agreement	14
	2.13	Restrictions on Transfer	15
	2.14	Termination of Registration Rights	16

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3.	Information Rights; Delivery of Financial Statements		17
	3.1	Delivery of Financial Statements	17
	3.2	Inspection	18
	3.3	Termination of Information	18
	3.4	Confidentiality	18

4.	Right of First Offer		19
	4.1	Right of First Offer	19
	4.2	Termination	21

5.	Additional Covenants		21
	5.1	Total Notice Right	21
	5.2	Insurance	22
	5.3	Employee Agreements	22
	5.4	Employee Vesting	22
	5.5	Compensation Committee	23
	5.6	Successor Indemnification	23
	5.7	Board Expenses	23
	5.8	Termination of Covenants	23

6.	Miscellaneous		24
	6.1	Successors and Assigns	24
	6.2	Governing Law	24
	6.3	Counterparts	24
	6.4	Titles and Subtitles	24
	6.5	Notices	24
	6.6	Costs of Enforcement	25
	6.7	Amendments and Waivers	25
	6.8	Severability	25
	6.9	Aggregation of Stock	26
	6.10	Entire Agreement	26
	6.11	Assignment of Rights	26
	6.12	Delays or Omissions	26

Schedule A Schedule of Investors

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 3rd day of August, 2011 by and among Coskata, Inc., a Delaware corporation (the “Company”), GPV Fund II LLC, a Delaware limited liability company (“GPV”), and each of the investors listed on Schedule A hereto, collectively referred to in this Agreement as the “Investors,” and each of which is referred to in this Agreement individually as an “Investor.”

RECITALS

WHEREAS, the Company, GPV and certain of the Investors who purchased shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock of the Company have previously entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of April 19, 2010 (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors (the “Series D Investors”) are entering into that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Series D Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company agree that this Agreement shall amend and restate the Prior Agreement in its entirety and shall govern the rights of the Investors to cause the Company to register shares of Common Stock (as defined in Section 1.3 hereof) issuable to the Investors, to receive certain information from the Company, to participate in future equity offerings by the Company, and certain other matters as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.

For purposes of this Agreement:

1.1 “Affiliate”

means, with respect to any specified Person, any other Person who or which, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, including any general partner or limited partner (including without limitation any retired partner), manager or member (including without limitation any retired member), officer or director of such specified Person, and any venture capital or private equity fund or other person now or hereafter existing which is controlled by or under common control with such specified Person or one or more general partners or managers of such specified Person, or which shares the same management or parent company with such specified Person. For purposes of the foregoing, “control”, “controlled by” and “under common control with” with respect to any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, partnership interests or by contract or otherwise.

1.2 “Certificate of Incorporation”

means the Certificate of Incorporation of the Company, as amended, effective as of the date hereof, as further amended from time to time.

1.3 “Common Stock”

means shares of the Company’s common stock, par value $0.001 per share.

1.4 “Damages”

means any loss, claim, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, claim, damage or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

1.5 “Derivative Securities”

means any securities or rights convertible into, exercisable and/or exchangeable for, Common Stock, including options and warrants.

1.6 “Exchange Act”

means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7 “Excluded Registration”

means a registration relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction.

1.8 “Form S-3”

means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “GAAP”

means generally accepted accounting principles in the United States.

1.10 “Holder”

means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member”

means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12 “Initiating Holders”

means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO”

means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14 “New Securities”

means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever (including, without limitation, any evidence of indebtedness convertible into equity securities of the Company) that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.15 “Person”

means any individual, corporation, limited liability company, partnership, association, trust or any other entity.

1.16 “Preferred Directors”

mean collectively those directors of the Company that the holders of record of any series of the Preferred Stock, exclusively and as a separate class, are entitled to elect pursuant to the Certificate of Incorporation.

1.17 “Preferred Stock”

means shares of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, each with a par value of $0.01 per share.

1.18 “Pro Rata Portion”

means the proportion that the Common Stock issued and held, or issuable upon conversion of the Preferred Stock and any other Derivative Securities then held, by such Investor or GPV, as applicable, bears to the total Common Stock of the Company then outstanding (assuming full conversion, exercise and/or exchange of the Preferred Stock and any other Derivative Securities issued and held by all Investors) and held by the Investors and GPV.

1.19 “Register,” “registered,” and “registration”

refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.20 “Registrable Securities”

means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investors after the date hereof and (iii) any Common Stock issued as (or issuable upon the conversion, exchange and/or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) or clause (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned pursuant to Section 6.11 hereof or any shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement.

1.21 “Registrable Securities then outstanding”

means the number of shares determined by adding the Common Stock outstanding, and the Common Stock issuable pursuant to then exercisable or convertible securities, in each case which are Registrable Securities.

1.22 “Restricted Securities”

means the securities of the Company required to bear the legend set forth in Section 2.13(b) hereof.

1.23 “SEC”

means the Securities and Exchange Commission.

1.24 “SEC Rule 144”

means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145”

means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act”

means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses”

means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder except as provided in Section 2.7.

1.28 “Total” means Total Energy Ventures International, S.A.S.

2. Registration Rights.

The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) If the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding having an aggregate offering price to the public of not less than Five Million Dollars ($5,000,000), then the Company shall:

(i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and

(ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b).

(b) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Company’s Board of Directors, it would be materially detrimental to the Company and its stockholders either for such registration statement to become effective or to remain effective as long as such registration statement otherwise would be required to remain effective because such action would (x) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating

Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve-month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 (i) after the Company has effected two (2) registrations pursuant to this Section 2.1 or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3. A registration shall not be counted as “effected” for purposes of Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor and forfeit their right to one demand registration statement pursuant to Section 2.7, in which case such withdrawn registration statement shall be counted as “effected” for purposes of Section 2.1.

2.2 Company Registration.

If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give GPV and each Holder notice of such registration. Upon the request of GPV or any Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.4, cause to be registered all of the Registrable Securities that GPV or each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not GPV or any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.7 hereof.

2.3 Form S-3 Registration.

(a) If the Company shall receive a written request from a Holder that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Initiating Holder or Initiating Holders, then the Company shall:

(i) promptly give notice of the proposed registration to all Holders other than the Initiating Holders (the “S-3 Notice”); and

(ii) as soon as practicable, use its commercially reasonable efforts to effect such registration of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given, and in each case, subject to the limitations of Section 2.3(b).

(b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, pursuant to this Section 2.3: (i) if Form S-3 is not then available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of Selling Expenses) of less than $2.0 million; or (iii) if the Company furnishes to the Holders requesting a registration pursuant to this Section 2.3 a certificate signed by the Company’s chief executive officer stating that, in the good faith judgment of the Company’s Board of Directors, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time because such action would (x) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act. In the event that a certificate is delivered pursuant to clause (iii) above, the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve-month period and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan.

(c) Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4 Underwriting Requirements.

(a) If pursuant to Section 2.1 or Section 2.3 the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or Section 2.3(a) and the Company shall include such information in the Demand Notice or the S-3 Notice, as the case may be. The underwriter will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the

Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced below twenty-five percent (25%) of the total number of shares underwritten unless the offering is the IPO and unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters and the Company determine in their reasonable discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold other than by the Company that the underwriters and the Company determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their reasonable discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters and the Company determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) notwithstanding (i) above, any Registrable Securities described in Section 1.20(i) be excluded from such underwriting unless all Registrable Securities described in Section 1.20(ii) are first excluded from such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling stockholder which is a Holder and a partnership, limited liability company or corporation, the partners, members, retired partners, retired members, stockholders and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1 and Section 2.3, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cut-back provisions in this Section 2.4, fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5 Obligations of the Company.

Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to an additional one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the Selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Holders; provided, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange and each securities exchange on which similar securities issued by the Company are then listed (if any);

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement;

(i) notify each selling Holder, promptly after the Company shall receive notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j) following the effectiveness of such registration statement, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(k) use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.6 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.7 Expenses of Registration.

All expenses (other than Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including all registration, filing and qualification fees, printers’, custodians’, accounting fees, underwriting fees (excluding discounts and commissions), fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (up to a maximum of Fifty Thousand ($50,000) Dollars), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf, except that fees and disbursements of counsel to any Holder (other than the one counsel referred to above) shall be borne by such Holder.

2.8 Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9 Indemnification.

In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Selling Holder, the partners, members, officers, directors and stockholders of each such Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any proceeding for Damages as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable for any Damages of such Holder, underwriter, controlling Person or other aforementioned Person to the extent they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, individually (and not jointly and severally) and only with respect to information provided by or on behalf of such Holder expressly for use as provided below, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such

Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any proceeding for Damages as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such Damages if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall any indemnity under this Section 2.9(b) exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 to the extent such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any Damages made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver a copy of the final or amended prospectus at or prior to the sale of the shares registered in such offering to the Person asserting the loss, liability, claim or damage in any case where such delivery was required by the Securities Act.

(e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (I) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (II) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any Selling Expenses) received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) Unless otherwise superceded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.10 Reports Under Exchange Act.

With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the IPO registration statement;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the information and reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the IPO registration statement), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration (at any time after it has become subject to the reporting requirements under the Exchange Act) or pursuant to such form (at any time after it so qualifies).

2.11 Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (b) to demand registration of any securities held by such holder or prospective holder.

2.12 “Market Stand Off” Agreement.

Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within eighteen (18) days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company are subject to the same restrictions. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 2.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

2.13 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged or otherwise transferred, and the Company shall not recognize any such sale, pledge or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holders will cause any proposed purchaser, pledge or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(c)) be stamped or otherwise imprinted with a legend in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.13.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Prior to any proposed sale, pledge or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge or transfer in sufficient detail, and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the proposed sale, pledge or transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such holder distributes Restricted Securities to an Affiliate thereof for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Section 2.13(c). Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.13(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.14 Termination of Registration Rights.

The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2 or Section 2.3 shall terminate upon the earlier of:

(a) in respect of any Holder which initially purchased (w) more than ten percent (10%) of the shares of Series A Preferred Stock, (x) more than ten percent (10%) of the shares of Series B Preferred Stock, (y) more than ten percent (10%) of the shares of Series C Preferred Stock or (z) more than ten percent (10%) of the shares of Series D Preferred Stock, the earlier of (i) the date which is seven (7) years after the IPO or (ii) the date on which the Holder is not and has not been for the preceding 90 days an affiliate (as defined in SEC Rule 144) of the Company and first holds less than one percent (1%) of the Company’s outstanding shares on a fully diluted basis; or

(b) the consummation of a Deemed Liquidation Event (as such term is defined in section 2.3 of part B of Article Fourth of the Certificate of Incorporation).

In addition, a Holder may not initiate any such request pursuant to Section 2.1 or Section 2.3 (and the securities of such Holder shall not count as “Registrable Securities” for the purpose of the initiation of any such request by another Holder) at any time when all of such Holder’s Registrable Securities could be sold immediately without restriction or limitation under SEC Rule 144.

3. Information Rights; Delivery of Financial Statements.

3.1 Delivery of Financial Statements.

The Company shall deliver to each Investor who holds (i) at least 2,000,000 shares of Series A Preferred Stock (or related Registrable Securities), (ii) at least 759,777 shares of Series B Preferred Stock (or related Registrable Securities), (iii) at least 33,333 shares of Series C Preferred Stock (or related Registrable Securities) or (iv) at least 28,571 shares of Series D Preferred Stock (or related Registrable Securities) (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, and including Common Stock issued or issuable upon the conversion of such Preferred Stock, such applicable number being the “Specified Minimum”) and to each Investor who at a prior time held the Specified Minimum and at such time holds any Remaining Shares (as such term is defined in section 2.3.2(b) of part B of Article Fourth of the Certificate of Incorporation):

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year and (ii) statements of income and of cash flows for such year, and a comparison between the actual amounts as of and for such fiscal year, and the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e) below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, and once the Company has selected an auditor, audited and certified by independent public accountants of nationally recognized standing selected by the Company, and until then, unaudited reports;

(b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a financial report including unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter, all prepared in accordance with GAAP, (except that such financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the conversion or exchange ratio or exercise price applicable thereto and number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete and correct;

(d) as soon as practicable, but in any event within thirty (30) days of the end of each month, a financial report including an unaudited income statement and statement of cash flows for such month and an unaudited balance sheet and statement of stockholder’s equity as of the end of such month, all prepared in accordance with GAAP, (except that such financial report may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto which may be required in accordance with GAAP); and

(e) as soon as practicable, but in any event within forty-five (45) days of the beginning of each fiscal year, an operating plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If for any period the Company shall have any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

3.2 Inspection.

The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information.

The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect (a) immediately prior to the consummation of the IPO, or (b) upon a Deemed Liquidation Event (as such term is defined in section 2.3 of part B of Article Fourth of the Certificate of Incorporation), whichever event shall first occur.

3.4 Confidentiality.

Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company), any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 3.4, (iii) to any Affiliate, partner, member, stockholder or wholly-owned subsidiary of such Investor in the ordinary course of business, provided such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure made pursuant to clause (iv) of this Section 3.4 and takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that certain of the Investors and their Affiliates are in the business of venture capital and/or private equity investing and therefore review the business plans, proposals and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

4. Right of First Offer.

4.1 Right of First Offer.

Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor and GPV (collectively, the “Right Holders”) as hereinafter provided. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each Right Holder stating: (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Right Holder shall be entitled to purchase up to its Pro Rata Portion of the New Securities. At the expiration of such 20-day period, the Company promptly shall notify each Right Holder that elects to purchase the full amount of which it is entitled to purchase as herein described (each, a “Fully Exercising Investor”) of any other Right Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Right Holders were entitled to subscribe but which were not subscribed for by the Right Holders which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares (the “Oversubscription Amount”).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b) hereof, offer and sell the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d) The Company shall effect the sale to each Right Holder of the New Securities to be elected to be purchased by such Right Holder and allocated to such Right Holder in accordance with this Section 4.1 at any time that is mutually agreed upon by such Right Holder and the Company, but no later than on or about the date on which any Refused Securities are sold.

(e) The right of first offer in this Section 4.1 shall not be applicable to:

(i) shares of Common Stock or other Company securities issued as a dividend or distribution on the Preferred Stock;

(ii) shares of Common Stock or other Company securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock covered by sections 4.5, 4.6, 4.7 or 4.8 of part B of Article Fourth of the Certificate of Incorporation,

(iii) shares of Common Stock, including options therefore (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to the 2006 Stock Option Plan or such other plan, agreement or arrangement approved by the Board of Directors of the Company, which approval must include the affirmative vote or written consent of a majority of the Preferred Directors;

(iv) shares of Common Stock or other convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities of the Company, in each case provided such issuance is pursuant to the terms of the underlying option or convertible security, and all agreements related thereto;

(v) shares of Common Stock or Derivative Securities issued to banks, equipment lessors or other financial institutions (other than venture capital funds or other institutions engaged primarily in the business of equity investing) pursuant to a debt financing or equipment leasing transaction, provided such issuance is approved by the Board of Directors of the Company, which approval must include the affirmative vote or written consent of a majority of the Preferred Directors;

(vi) up to 1,000,000 shares of Common Stock or Derivative Securities issued in connection with any research and development agreement, strategic alliance or licensing agreement, provided such issuance is approved by the Board of Directors of the Company, which approval must include the affirmative vote or written consent of a majority of the Preferred Directors;

(vii) shares of Common Stock issued in the IPO; and

(viii) shares of Common Stock or Derivative Securities issued to a lessor of real estate, provided such issuance is approved by the Board of Directors of the Company, which approval must include the affirmative vote or written consent of a majority of the Preferred Directors.

4.2 Termination.

Section 4.1 shall terminate and be of no further force or effect (i) immediately prior to the consummation of the IPO or (ii) upon a Deemed Liquidation Event (as such term is defined in section 2.3 of part B of Article Fourth of the Certificate of Incorporation), whichever event shall first occur.

5. Additional Covenants.

5.1 Total Notice Right. For so long as Total continues to own 100% of the shares purchased by Total pursuant to the Series C Preferred Stock Purchase Agreement dated April 19, 2010 (including Common Stock of the Company issued or issuable in respect of such shares), if the Company receives (i) a bona fide offer from a party who in the reasonable judgment of the Board of Directors of the Company is a credible acquirer (a “Qualified Party”) for the acquisition of the Company, whether by means of a merger, asset purchase, license, stock acquisition, reorganization, restructuring or otherwise (an “Acquisition Offer”), or (ii) a written proposal from a Qualified Party which the Board of Directors of the Company reasonably believes to be the basis for a potential Acquisition Offer (collectively, with an Acquisition Offer an “Offer”), the Company will promptly, but in any event within one business day after the Board of Directors of the Company has determined, in accordance with this paragraph, that the Company has received an Offer, notify Total that it has received an Offer; provided that the Company shall be under no obligation to inform Total of the terms of any Offer or the identity of any Qualified Party; and provided further, that Total will keep such notification confidential and not disclose the notification to any party other than its attorneys, accountants, investment bankers or other advisors without the prior written consent of the Company, except as required by law. Without the prior written consent of Total, the Company shall not accept any Offer or enter into a letter of intent or other agreement with respect to any Offer for a period of twenty (20) business days following the date on which the Company notifies Total in writing that it has received the Offer. In no event shall the Company be deemed pursuant to this Agreement to have any obligation to accept any Offer from Total.

5.2 Insurance.

(a) The Company shall use its commercially reasonable efforts to maintain Directors and Officers and Errors and Omissions insurance until such time as the Board of Directors, including a majority of the Preferred Directors, determines that such insurance should be discontinued.

(b) The Company shall use its commercially reasonable efforts to maintain fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

5.3 Employee Agreements.

The Company will cause each Person now or hereafter employed by it or any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into (i) a non-disclosure and proprietary rights assignment agreement and (ii) a non-competition and non-solicitation agreement for up to two (2) years, substantially in the form approved by a majority of the Board of Directors including at least a majority of the Preferred Directors and further provided that such agreements may provide for severance payments of up to six (6) months base salary and benefits payable during the period of non-competition. The Company will require each employee that holds at least one percent (1%) of the outstanding Common Stock of the Company to become a party to the Amended and Restated Right of First Refusal and Co-Sale Agreement by and among the Company, GPV and the Investors dated as of the date hereof. In addition, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of a majority of the Preferred Directors.

5.4 Employee Vesting.

Unless otherwise approved by the Board of Directors, including at least a majority of the Preferred Directors, all future employees and consultants of the Company who shall purchase, receive options to purchase, or receive awards of, shares of the Company’s capital stock following the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting no sooner than in equal monthly installments over the following 36 months and (ii) a 180-day lockup period in connection with the IPO that is substantially similar to the lockup in Section 2.12. The Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of the employment of a holder of such restricted stock.

5.5 Compensation Committee.

(a) The Board of Directors has established a compensation committee of the Board of Directors (the “Compensation Committee”) comprised of at least three members, with all such members of the Compensation Committee to be non-employee members of the Board of Directors. At least two members of the Compensation Committee shall be Preferred Directors.

(b) The following matters shall require the approval of the Compensation Committee: the base salary, incentive or bonus arrangements or any other compensatory agreements or arrangements for each executive officer of the Company, each vice president of the Company and any employee of the Company with an aggregate annual compensation in excess of $125,000 per annum.

(c) Any Preferred Director may, at such director’s option, serve on any committee of the Board of Directors, including the Compensation Committee.

5.6 Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether in the Company’s Bylaws, Certificate of Incorporation, or elsewhere, as the case may be.

5.7 Board Expenses.

The Company shall reimburse the non-employee Directors and the Board Observer for all reasonable out-of-pocket travel and lodging expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board or any committee thereof or in connection with travel requested for the Company’s benefit by the Board or any committee thereof.

5.8 Termination of Covenants.

The covenants set forth in this Section 5 (except for Section 5.5, which shall survive indefinitely unless the successors and assigns of the Company agree in writing to assume the indemnification obligations of the Company as set forth in Section 5.5) shall terminate and be of no further force or effect (a) immediately prior to the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or (c) upon a Deemed Liquidation Event (as such term is defined in section 2.3 of part B of Article Fourth of the Certificate of Incorporation), pursuant to which the Investors receive cash or freely tradable securities or equivalent rights, whichever event shall first occur.

6. Miscellaneous.

6.1 Successors and Assigns.

The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.2 Governing Law.

This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its principles of conflicts of laws.

6.3 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature (including by electronic transmission in PDF format or comparable electronic transmission) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices.

All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if after normal business hours, then on the next business day (subject to confirmation of receipt), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Christopher L. Kaufman, Esq., Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, email: christopher.kaufman@lw.com. If notice is given to GPV, a copy (which shall not constitute notice) shall also be sent to Peter Finn, Esq., Rubin and Rudman LLP, 50 Rowes Wharf, Boston, MA 02110, email: pfinn@rubinrudman.com. If notice is given to Total, a copy (which shall not constitute notice) shall also be sent to Lowell Ness, Esq., Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California, 94025, email: lness@orrick.com. Notwithstanding the foregoing, notice may be given to a party by confirmed electronic transmission or confirmed facsimile if an email address or facsimile number, respectively, for such party is set forth on Schedule A hereof.

6.6 Costs of Enforcement.

If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including all reasonable attorneys’ fees.

6.7 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, GPV, and the holders of two-thirds of the Registrable Securities; provided however, that GPV’s consent shall be required only to amendments or waivers (a) to or of Sections 4.1 or 6.7 or (b) that affect GPV differently than all other holders of Registrable Securities; provided further, that the Company may waive compliance with Section 2.13(c) in its sole discretion (and the Company’s failure to object promptly in writing to a proposed sale, pledge, transfer or assignment allegedly in violation of Section 2.13(c) shall be deemed to be a waiver); provided further, that Total’s consent shall be required to amend or waive Section 5.1. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the executed written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.7 shall be binding on all parties hereto, whether or not any such party has consented thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.8 Severability.

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.9 Aggregation of Stock.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.10 Entire Agreement.

This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. Without limiting the forgoing, this Agreement supersedes the Prior Agreement in its entirety, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

6.11 Assignment of Rights.

An Investor may assign its rights (including, but not limited to, the rights set forth in Section 2 and Section 4) under this Agreement (but only with all related obligations) to a transferee of such Investor’s Common Stock or Preferred Stock (i) that is an Affiliate, partner, member, limited partner, retired partner, retired member or stockholder of such Investor or (ii), if after such transfer, the transferee holds the lesser of (A) at least 1,000,000 shares of Common Stock (on an as-converted basis, and subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); or (B) all of the shares of Common Stock originally held by the Investor; provided: (1) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such rights are being transferred; and (2) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement as an Investor, including the provisions of Section 2.12. For the purposes of determining the number of shares of Common Stock held by any Investor or a transferee, the holdings of a transferee that is an Affiliate, limited partner, retired partner, member, retired member or stockholder of an Investor, shall be aggregated together and with those of the transferring Investor; provided, that all transferees of any single Investor who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

6.12 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party or any breach or default under this Agreement, or any waiver on the part of any Party of any provision or conditions of this Agreement, must be in a writing executed by such Party and shall be effective only to the extent specifically set forth in such writing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors Rights Agreement as of the date first above written.

COMPANY:

COSKATA, INC.

By:	/s/ William J. Roe
Name:	William J. Roe
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOUNDER:

GPV FUND II LLC

By:	/s/ Aaron Mandell
Aaron Mandell, Manager
Hereunto Duly Authorized

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

Blackstone Tenex L.P.
Blackstone Clean Technology Partners, L.P.
Blackstone Family Cleantech Investment Partnership, L.P.
Blackstone Family Cleantech Investment Partnership SMD, L.P.

By: Blackstone Cleantech Venture Associates L.L.C., its general partner

By:	/s/ Jamie Kiggen
Name: Jamie Kiggen
Title: Authorized Person

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

TOTAL ENERGY VENTURES INTERNATIONAL, S.A.S.

By:	/s/ Manoelle Lepoutre
Name: Manoelle Lepoutre
Title: President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

CCM QUALIFIED MASTER FUND, LTD.

By:	/s/ Clint D. Coghill
Name: Clint D. Coghill
Title: Director

CCM SPV II, LLC

By:	/s/ Clint D. Coghill
Name: Clint D. Coghill
Title: President and CIO of Managing Member, Coghill Capital Management, LLC

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ADVANCED TECHNOLOGY VENTURES VII, L.P.

By: ATV Associates VII, LLC, its General Partner

By:	/s/ William Wiberg
Name: William Wiberg
Title: Managing Director

ADVANCED TECHNOLOGY VENTURES VII (B), L.P.

By: ATV Associates VII, LLC, its General Partner

By:	/s/ William Wiberg
Name: William Wiberg
Title: Managing Director

ADVANCED TECHNOLOGY VENTURES VII (C), L.P.

By: ATV Associates VII, LLC, its General Partner

By:	/s/ William Wiberg
Name: William Wiberg
Title: Managing Director

ATV ENTREPRENEURS VII, LP

By: ATV Associates VII, LLC, its General Partner

By:	/s/ William Wiberg
Name: William Wiberg
Title: Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

KHOSLA VENTURES II, LP

By:	Khosla Ventures Associates II, LLC, a Delaware limited liability company and general partner of Khosla Ventures II, LP

By:	/s/ Samir Kaul

Name:	Samir Kaul
Title:	Member

KHOSLA VENTURES III, LP

By:	Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Samir Kaul

Name:	Samir Kaul
Title:	Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

GENERAL MOTORS VENTURES LLC

By:	/s/ Jon Lauckner

Name:	Jon Lauckner
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

GLOBESPAN CAPITAL PARTNERS V, L.P.

By:	Globespan Management Associates V, L.P. Its sole General Partner

By:	Globespan Management Associates V, LLC Its sole General Partner

By:	/s/ Andrew Goldfarb

Name:	Andrew Goldfarb
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava

Name:	Sajal Srivastava
Title:	Chief Operating Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

THE LYNCH FOUNDATION u/a 07/14/88

By:	/s/ Peter S. Lynch
Name:	Peter S. Lynch
Title:	Trustee

PETER AND CAROLYN LYNCH JT TEN WROS

By:	/s/ Peter S. Lynch
Name:	Peter S. Lynch
Title:

LYNCH CHILDRENS TRUST fbo ANNE LYNCH u/a 03/08/88

By:	/s/ Carolyn A. Lynch
Name:	Carolyn A. Lynch
Title:	Trustee

LYNCH CHILDRENS TRUST fbo ELIZABETH LYNCH u/a 03/08/88

By:	/s/ Carolyn A. Lynch
Name:	Carolyn A. Lynch
Title:	Trustee

LYNCH CHILDRENS TRUST fbo MARY LYNCH u/a 03/08/88

By:	/s/ Carolyn A. Lynch
Name:	Carolyn A. Lynch
Title:	Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

PETER S. LYNCH CHARITABLE LEAD ANNUITY u/a 03/27/96

By:	/s/ Carolyn A. Lynch

Name: Carolyn A. Lynch
Title: Trustee

PETER S. LYNCH CHARITABLE LEAD UNITRUST u/a 03/03/97

By:	/s/ Carolyn A. Lynch
Name: Carolyn A. Lynch
Title: Trustee

PETER S. AND CAROLYN A. LYNCH 1999 UNITRUST u/a 12/28/99

By:	/s/ Carolyn A. Lynch
Name: Peter S. Lynch
Title: Trustee

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

WEISS FAMILY TRUST

By:	/s/ [illegible]
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ROGER KIMMEL

/s/ Roger Kimmel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MEGAN WEISS AND ERIC NEEDLEMAN

By:	/s/ [illegible]
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

MELISSA KIMMEL

/s/ Melissa Kimmel

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

SC GREEN ENERGY TECH, INC. (a Sumitomo Corporation green energy tech investment company)

By:	/s/ Jun Kono
Name:	Jun Kono
Title:	Executive Vice President

PRESIDIO VENTURES, INC.

By:	/s/ Toshihiko Kusakabe
Name:	Toshihiko Kusakabe
Title:	CEO & President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

ARANCIA INTERNATIONAL INC.

By:	/s/ Ignacio Aranguren
Name:	Ignacio Aranguren
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

WILLIAM J. ROE

/s/ William Roe

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

INVESTORS:

REVOCABLE TRUST OF BRADLEY J. BELL DATED DECEMBER 21, 1988 AS AMENDED AND RESTATED

By:	/s/ Bradley J. Bell
Name:	Bradley J. Bell
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

SCHEDULE OF INVESTORS

Blackstone Tenex L.P.

Blackstone Clean Technology Partners, L.P.

Blackstone Family Cleantech Investment Partnership, L.P.

Blackstone Family Cleantech Investment Partnership SMD, L.P.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attn: Jamie Kiggen, Senior Managing Director

Total Energy Ventures International, S.A.S.

Tour Coupole, 2 Place Jean Millier

La Defense 6, 92400

Courbevoie, France

CCM Qualified Master Fund, Ltd.

CCM SPV II, LLC

One North Wacker Drive, Suite 4350

Chicago, IL 60606

Advanced Technology Ventures VII, L.P.;

Advanced Technology Ventures VII (B), L.P.;

Advanced Technology Ventures VII (C), L.P.;

ATV Entrepreneurs VII, L.P.

Bay Colony Corporate Center

1000 Winter Street, Suite 3700

Waltham, MA 02451-1148

Khosla Ventures II, LP

Khosla Ventures III, LP

3000 Sand Hill Road, Bldg. 3, Suite 170

Menlo Park, CA 94025

Attn: Kim Totah

General Motors Ventures LLC

Mail Code 482-C37-D99 300

Renaissance Center Detroit, MI 48265

Attn: Tim Brumbaugh

Globespan Capital Partners V, L.P.

300 Hamilton Avenue

Palo Alto, CA 94301

TriplePoint Capital LLC

2755 Sand Hill Rd

Menlo Park, CA 94025

The Lynch Foundation u/a 07/14/88

82 Devonshire Street, S4A

Boston, MA 02109

Attn: Peter S. Lynch, Trustee

Peter and Carolyn Lynch JT Ten WROS

82 Devonshire Street, S4A

Boston, MA 02109

Lynch Childrens Trust fbo Anne Lynch u/a 03/08/88;

Lynch Childrens Trust fbo Elizabeth Lynch u/a 03/08/88;

Lynch Childrens Trust fbo Mary Lunch u/a 03/08/88;

Peter S. Lynch Charitable Lead Annuity u/a 03/27/96;

Peter S. Lynch Charitable Lead Unitrust u/a 03/03/97;

82 Devonshire Street, S4A

Boston, MA 02109

Attn: Carolyn A. Lynch, Trustee

Peter S. and Carolyn A. Lynch 1999 Unitrust u/a 12/28/99

82 Devonshire Street, S4A

Boston, MA 02109

Attn: Peter S. Lynch, Trustee

Weiss Family Trust

100 Irvine Cove Place

Laguna Beach, CA 92651

Attn: Dr. Stephen and Renee Weiss

Roger Kimmel

1046 Lake Avenue

Greenwich, CT 06831

Megan Weiss and Eric Needleman

1471 North Doheny Drive

Los Angeles, CA 90069

Melissa Kimmel

7012 Arandale Road

Bethesda, MD 20817

SC Green Energy Tech, Inc.

Presidio Ventures, Inc.

Attn: Hajime Uchiike

600 Third Avenue

New York, NY 10016

Arancia International Inc.

c/o One Wilshire Boulevard, Suite 2000

Los Angeles, CA 90017-3321

Attn: S. L. Bradford

William J. Roe

c/o Coskata, Inc.

4575 Weaver Parkway, Suite 100

Warrenville, IL 60555

Revocable Trust of Bradley J. Bell

Dated December 21, 1988 as amended and restated

28 Muirfield

Wheaton, IL 60189